IBI

N THE COURT OF CHANCERY OF THE STATE OF DELAWARE

INTERNATIONAL UNION OF    )
OPERATING ENGINEERS OF    ) EASTERN PENNSYLVANIA AND ) DELAWARE,    )
)
Plaintiff,    )
and    )
)
ORLANDO POLICE PENSION FUND, )
)
Plaintiff-Intervenor,    )
)
v.)
)

C.A. No. 2020-0819-JTL
RICHARD RESSLER, DOUGLAS Y. ) BECH, ROBERT J. CRESCI, SARAH ) FAY, W. BRIAN KRETZMER,    ) JONATHAN F. MILLER, STEPHEN ) ROSS, HEMI ZUCKER, VIVEK    ) SHAH, OCV FUND I, LP, OCV I GP, ) LLC, AND OCV MANAGEMENT ) LLC,    )
)
Defendants,    )
)
and    )
)
J2 GLOBAL, INC.,    )
)
Nominal Defendant. )

[PROPOSED] FINAL ORDER AND JUDGMENT

A hearing having been held before this Court on          , 2021, pursuant to the Court’s Order of          , 2021 (the “Scheduling Order”),

upon the Stipulation and Agreement of Settlement, Compromise, and Release, dated July 29, 2021, and the exhibits thereto (the “Stipulation”), filed in the above- captioned stockholder derivative action (the “Action”), which is incorporated herein by reference, it appearing that due notice of the hearing has been given in accordance with the Scheduling Order, the parties having appeared by their attorneys of record, the Court having heard and considered all documents, evidence, objections (if any), and arguments presented in support of or against the proposed Settlement, an opportunity to be heard having been given to all other persons and entities requesting to be heard in accordance with the Scheduling Order, the Court having determined that notice to Company Stockholders was adequate and sufficient, and the entire matter of the proposed Settlement having been considered by the Court,
IT IS HEREBY ORDERED, ADJUDGED, AND DECREED, this

day of    2021, that:

1.Unless otherwise stated herein, all capitalized terms herein shall have the same meaning and effect as stated in the Stipulation and the Scheduling Order.
2.Mary Beth Cresci, solely in her capacity as executor of Mr.

Cresci’s estate, is added as a Defendant in the Action solely for purposes of entering this Final Order and Judgment.

3.This Court has jurisdiction over the subject matter of the Action, and all matters relating to the Settlement of the Action, as well as personal jurisdiction over the Parties and each of the Company Stockholders in this Action and in any dispute arising out of or relating in any way to the Settlement. It is further determined that the Plaintiffs, the Defendants, (who include Mary Beth Cresci solely in her capacity as executor of Robert J. Cresci’s estate), and all Company Stockholders, as well as their heirs, executors, successors, and assigns, are bound by this Final Order and Judgment. The Federal Plaintiffs have agreed to be bound by this Final Order and Judgment.
4.Notice has been given to Company Stockholders, pursuant to and in the manner directed by the Scheduling Order, proof of dissemination of the Notice was filed with the Court, and full opportunity to be heard has been offered to all Parties and to all other persons and entities in interest with respect to all matters relating to the Settlement. The form and manner of the Notice directed by the Scheduling Order is hereby determined to have been given in full compliance with the requirements of Chancery Court Rule 23.1 and due process.
5.Based on the record in the Action, each of the provisions of Court of Chancery Rule 23.1 has been satisfied, and the Action has been properly maintained according to the provisions of Court of Chancery Rule 23.1.

6.Pursuant to Court of Chancery Rule 23.1, the Court finds that:

(a)the Plaintiffs have continuously held stock in the Company since the time of the conduct complained of in the Action, and otherwise have standing to prosecute this Action derivatively on behalf of the Company; (b) this Action was properly instituted as a derivative action on behalf of the Company; and (c) at all times, the Plaintiffs and Plaintiffs’ counsel have adequately represented the interests of the Company and its stockholders with respect to this Action, the claims asserted herein, and the Settlement.
7.The Settlement is found to be, in all respects, fair, reasonable, adequate, and in the best interests of the Company and the Company’s stockholders and is hereby approved pursuant to Court of Chancery Rule 23.1. The Parties are hereby authorized and directed to comply with and to consummate the Settlement as set forth in the Stipulation, and the Register in Chancery is directed to enter and docket this Final Order and Judgment.
8.This Action is hereby dismissed with prejudice as to all Defendants and as to the Plaintiffs and all other Company Stockholders. Within two business days of this Order, the Federal Plaintiffs and Defendants shall file a stipulation and proposed order in the Federal Court dismissing with prejudice the Overlapping Claims. The Parties shall bear their own fees, costs, and expenses, except as otherwise provided in the Stipulation and the Scheduling Order.

9.Upon the Effective Date, the Plaintiff Releasors, claiming by, through, in the right of, derivatively, or on behalf of the Company, on behalf of themselves, and their respective heirs, trustees, executors, administrators, predecessors, successors, and assigns in their capacities as such only, shall be deemed to have, and by operation of the Final Order and Judgment shall have, fully, finally, and forever released, settled, and discharged, and shall forever be enjoined from prosecuting, any and all of Plaintiffs’ Released Claims against the Defendant Released Parties.
10.Upon the Effective Date, Defendant Releasors, on behalf of themselves, and their respective heirs, executors, administrators, predecessors, successors, and assigns in their capacities as such only, shall be deemed to have, and by operation of the Final Order and Judgment shall have, fully, finally and forever released, settled, and discharged, and shall forever be enjoined from prosecuting, any and all of Defendants’ Released Claims against the Plaintiff Released Parties.
11.Plaintiffs’ counsel are hereby awarded attorneys’ fees in the amount of $    , inclusive of expenses, which amount the Court finds to be fair and reasonable and which shall be paid by the Company or its insurers as set forth in the Stipulation. Counsel for Plaintiffs shall allocate the attorneys’ fees amongst themselves and counsel for Federal Plaintiffs in a manner they believe in good faith to appropriately reflect counsel’s contributions to the creation of the benefit achieved by the Settlement. Federal Plaintiffs and their counsel shall not apply for, or accept, any award of fees or expenses related to the Overlapping Claims in the Federal Action or in any other court or proceeding.
12.Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.
13.The Parties are hereby authorized, without further approval from the Court, to agree to adopt such amendments, modifications, and expansions of the Stipulation or any exhibits attached thereto that are consistent with this Final Order and Judgment and the Stipulation, and that do not limit the rights of the Plaintiffs, the Federal Plaintiffs, the Defendants, or the Company Stockholders under the Stipulation. Without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.
14.Neither the Stipulation (including any exhibits attached thereto) nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered, or used in any way by the Parties as a presumption, a concession, or an admission of, or evidence of, any fault, wrongdoing, or liability of the Parties or of the validity of any Released Claims; or

(b)is or may be deemed to be or may be used as a presumption, concession, admission, or evidence of any liability, fault, or omission of any of the Plaintiff

Released Parties or the Defendant Released Parties in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation, or the Settlement, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Plaintiff Released Parties and/or the Defendant Released Parties may file the Stipulation and/or this Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, equitable estoppel, judicial estoppel, release, good-faith settlement, judgment bar or reduction, or any theory of claim preclusion or issue preclusion or similar defense or counterclaim.
15.If the Settlement is terminated pursuant to the terms of the Stipulation or the Settlement otherwise fails to become final for any reason, then the Settlement, the Stipulation, and this Final Order and Judgment shall be rendered null and void, and the Action shall proceed, completely without prejudice to any party as to any matter of law or fact, as if the Stipulation had not been made and had not been submitted to the Court, and neither the Stipulation, any provision contained in the Stipulation or exhibits thereto, any action undertaken pursuant thereto, nor the negotiation thereof by any Party shall be deemed an admission or offered or received in evidence at any proceeding in the Action, the Federal Action, or in any other action or proceeding. In the event the Stipulation is rendered null and void, the parties shall be deemed to have reverted to their respective status in the Action as of the date and time immediately before the execution of the Stipulation.
16.Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction over: (a) implementation of this Settlement; and (b) all Parties and the Parties’ counsel hereto for the sole purpose of construing, enforcing, and administering the Stipulation and this Order.

DATED:    , 2021
Vice Chancellor Laster

This document constitutes a ruling of the court and should be treated as such.
Court: DE Court of Chancery Civil Action
Judge: J Travis Laster
File & Serve Transaction ID: 66806667
Current Date: Jan 20, 2022
Case Number: 2020-0819-JTL
Case Name: International Union of Operating Engineers of Eastern Pennsylvania and Delaware v.
Richard Ressler
Court Authorizer: J Travis Laster

Court Authorizer Comments: The award of fees and expenses in the amount of $1,950,000 million is approved. /s/ Judge J Travis Laster